                                                             W. R. Grace & Co.
 GRACE NEWS                                                  7500 Grace Drive
                                                             Columbia, MD 21044

CONTACT:   Media Relations:                           Investor Relations:
           Greg Euston                                Bridget Sarikas
           212-468-3734                               410-531-4194
           Greg.Euston@mslpr.com                      Bridget.Sarikas@grace.com
           ---------------------                      -------------------------

                        NORRIS TO STEP DOWN AS GRACE CEO,
                        REMAIN AS NON-EXECUTIVE CHAIRMAN
                           FESTA TO SUCCEED HIM AS CEO

         COLUMBIA, MARYLAND, NOVEMBER 19, 2004 - W. R. Grace & Co. (NYSE: GRA)
announced today that Paul Norris will step down as Chief Executive Officer effective May 31, 2005, but will remain on the Board of Directors as non-executive Chairman focusing on Grace's reorganization. Fred Festa, currently
President and Chief Operating Officer, will succeed Norris as Chief Executive
Officer.

         "I believe that this is the appropriate time to complete the transition of responsibilities from me to Fred that we started a year ago," Norris said.
"The businesses are in very good shape, our Plan of Reorganization is before the
Bankruptcy Court, and Fred has done a great job as Chief Operating Officer building credibility with all of our stakeholders."

         Mr. Norris, 57 years old, joined Grace as President and CEO in November
1998 and was appointed Chairman in January 1999. Prior to joining Grace, he served as Senior Vice President of AlliedSignal Incorporated. Mr. Norris started his career with Grace as a lab technician while still in school, leaving in 1981 and rejoining 17 years later as CEO.

         "I am looking forward to building on Paul's record of success with continued revenue growth, accelerated productivity improvements and a focus on delivering a wider assortment of high quality products and services to our customers," Festa said. "For the past year I have focused my energy on turning
Grace into an integrated operating company that relies on consolidated business functions and common

practices to make ourselves more efficient. Removing complexity from all of our processes, whether manufacturing or administrative, will better position us to deliver superior products and services to our customers around the world."

         Mr. Festa joined Grace as President and COO in November 2003.
Previously, he was a partner with Morgenthaler Private Equity. He remains an outside director of Formed Fiber Technologies, in which Morgenthaler is the principal shareholder. Prior to joining Morgenthaler, he served as President and
CEO of ICG Commerce and held positions in finance and general management with
AlliedSignal.

                                 * * * * *

         Grace is a leading global supplier of catalysts and other products and services to petroleum refiners; catalysts for the manufacture of plastics;
silica-based engineered and specialty materials for a wide-range of industrial applications; specialty chemicals, additives and materials for commercial and residential construction; and, sealants and coatings for food packaging. With annual sales of approximately $2 billion, Grace has over 6,000 employees and operations in nearly 40 countries. For more information, visit Grace's web site at www.grace.com.
   -------------

                                     * * *

         This announcement contains forward-looking statements that involve risks and uncertainties, as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends," "targets," "will,"
"expects," "anticipates," or similar expressions. For such statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual
results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include those factors set forth in Grace's most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, which have been filed with the
SEC.

                                     # # #